UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Freeport-McMoRan Oil & Gas LLC (the “Successor Issuer”) and FCX Oil & Gas Inc. (the “Co-Issuer” and together with the Successor Issuer, the “Subsidiaries”), wholly owned subsidiaries of Freeport-McMoRan Copper & Gold Inc. (“FCX”), will redeem on July 23, 2014 (the “Redemption Date”) approximately $1.7 billion aggregate face amount of senior notes. This amount represents 35% of the aggregate principal amount of each of the Subsidiaries’ outstanding 6.125% Senior Notes due 2019 (the “2019 Notes”), 6.500% Senior Notes due 2020 (the “2020 Notes”), 6.750% Senior Notes due 2022 (the “2022 Notes”), and 6.875% Senior Notes due 2023 (the “2023 Notes” and together with the 2019 Notes, the 2020 Notes and the 2022 Notes, the “Notes”). The Notes will be redeemed at the redemption prices set forth in the table below, together with accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date. The redemption will be funded with cash contributions from FCX to the Subsidiaries in exchange for additional equity in the Subsidiaries. A summary of the terms of the redemption is included in the table below.

	Principal Redeemed (in millions)	Redemption Price	Total Excluding Accrued and Unpaid Interest (in millions)
2019 Notes	$262.5	106.125%	$278.6
2020 Notes	$525.0	106.500%	$559.1
2022 Notes	$350.0	106.750%	$373.6
2023 Notes	$525.0	106.875%	$561.1
Total	$1,662.5		$1,772.4

The Notes were issued under an Indenture (the “Original Indenture”), dated as of March 13, 2007 among Plains Exploration & Production Company (“PXP”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a Thirteenth Supplemental Indenture, dated as of November 21, 2011 by and among PXP, the guarantors named therein and the Trustee, as further supplemented by a Fourteenth Supplemental Indenture, dated as of April 27, 2012 by and among PXP, the guarantors named therein and the Trustee, as further supplemented by a Sixteenth Supplemental Indenture, dated as of October 26, 2012 by and among PXP, the guarantors named therein and the Trustee, as further supplemented by a Seventeenth Supplemental Indenture, dated as of October 26, 2012 by and among PXP, the guarantors named therein and the Trustee, as further supplemented by an Eighteenth Supplemental Indenture, dated as of May 31, 2013 by and among the Successor Issuer, the Co-Issuer, PXP, the guarantor named therein, and the Trustee (collectively, the “Indenture”).

This redemption is made at the option of the Subsidiaries under Articles 2 and 11 of the Indenture and the Global Securities (as defined in the Indenture) establishing the terms of the Notes pursuant to the Indenture. Wells Fargo Bank, N.A., as trustee, distributed to the registered note holders written notice of the terms of the redemption on June 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.

Vice President and Controller - Financial Reporting
(authorized signatory and Principal Accounting Officer)

Date: June 23, 2014